Exhibit 3.2

RESTATED BY-LAWS

OF

AUTOLIV, INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. The annual meetings of stockholders shall be held on such date, and at such times as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote directors to the Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not later than the close of business on the 10th day, and not earlier than the close of business on the 60th day, before the date of the meeting.

Section 3. Special Meetings. Special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the number of directors which the Corporation would have if there were no vacancies (the “Whole Board”). Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting not later than the close of business on the 10th day, and not earlier than the close of business on the 60th day, before the date of the meeting. At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors and as stated in the written notice of meeting.

Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 5. Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the first anniversary of the previous year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, not earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the later of (i) the 60th day prior to such meeting or (ii) the fifth day after public announcement of the date of such meeting is first made by the Corporation. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (i) the name and record address of the stockholder proposing such business and the name and address of such beneficial owner, (ii) a list of the class and number of shares of the Corporation which are beneficially owned by the stockholder and such beneficial owner, as of the date of stockholder’s notice, and a representation that the stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iii) any material interest of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, in such business, (iv) a description (including the names of any counterparties) of any agreement, arrangement or understanding with respect to such business between or among the stockholder or beneficial owner and any of its affiliates or associates, and any others acting in concert with any of the foregoing, and a representation that the stockholder will notify the

Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, and (v) a description (including the names of any counterparties) of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or beneficial owner or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder or beneficial owner or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, and (d) whether either such stockholder or beneficial owner, alone or as part of a group, intends to solicit or participate in the solicitation of proxies from the holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal.

Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article II, Section 5. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article II, Section 5, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

Section 6. Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Article II, Section 6 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article II, Section 6. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received by the Secretary of the Corporation not earlier than the close of business on the 90th day before such meeting and not later than the close of business on the later of (a) the 60th day prior to such meeting or (b) the 10th day after public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and record address of the stockholder making such nomination and the name and address of such beneficial owner, (ii) a list of the class and number of shares of the Corporation which are beneficially owned by the stockholder and such beneficial owner, as of the date of stockholder’s notice, and a representation that the stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iii) any material interest of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, in such nomination (iv) a description (including the names of any counterparties) of any agreement, arrangement or understanding with respect to such nomination between or among the stockholder or beneficial owner and any of its affiliates or associates and the nominee, and any others acting in concert with any of the foregoing, and a representation that the stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, and (v) a description (including the names of any counterparties) of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or beneficial owner or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder or beneficial owner or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, and (c) whether either such stockholder or beneficial owner, alone or as part of a group, intends to solicit or participate in the solicitation of proxies from the holders of at least the percentage of the Corporation’s outstanding shares required to elect such nominee and/or otherwise to solicit proxies from stockholders in support of the nominee.

Notwithstanding anything to the contrary in this Article II, Section 6, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article II, Section 6. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law.

Section 7. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, all matters other than the election of directors brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Except as otherwise set forth in any Preferred Stock Designation (as defined in Article FOURTH of the Certificate of Incorporation), each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) but no proxy shall be voted on or after one year from its date. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 8. Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation may only be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by any such holders.

Section 9. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 10. Postponement. Any previously scheduled meeting of stockholders, whether annual or special, may be postponed, and (unless the Certificate of Incorporation provides otherwise) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. To the extent practicable, the backgrounds and experiences of the director nominees shall reflect the global operations of the Corporation. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the 1998 annual meeting of stockholders, the term of office of the second class to expire at the 1999 annual meeting of stockholders and the term of office of the third class to expire at the 2000 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1998 annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected by plurality vote for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

Section 2. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors may hold such responsibilities with respect to the governance of the Corporation as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall be elected from among the directors.

Section 3. Vacancies. Subject to the rights of the holders of any class or series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

Section 4. Removal. Subject to the rights of the holders of any class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class.

Section 5. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 6. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or a majority of the Board of Directors. Notice thereof stating the place, date and hour of the special meeting shall be given to each director, either (i) by mail, addressed to each director at their residence or usual place of business and received at least five days before the date on which such meeting is to be held, (ii) personally or by telephone and not later than three days before the date on which such meeting is to be held, or (iii) by telecopy, at least three days before the date on which such meeting is to be held. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Article VI, Section 2 of these By-Laws. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws, as provided under Article IX, Section 1 of these By-Laws.

Section 7. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Article III, Section 9 shall constitute presence in person at such meeting.

Section 10. Committees. The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of any such committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the committee meeting in the place of any absent or disqualified member. Such committees to the extent allowed by law and provided in the resolution establishing such committees, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided in Article III, Section 6. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more other committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall or may exercise any authority of the Board of Directors.

Section 11. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Secretary and such other officers (including, without limitation, a President and a Treasurer) as the Board of Directors may from time to time deem proper. The Board of Directors, in its discretion, may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors or any committee thereof, may from time to time elect, or the Chief Executive Officer or the President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board of Directors or such committee or by the Chief Executive Officer or the President, as the case may be. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Whole Board. Any officer or agent appointed by the Chief Executive Officer or the President may be removed by the Chief Executive Officer or the President whenever, in their judgment, the best interests of the Corporation would be served thereby. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors. Any vacancy for any reason in an office appointed by the Chief Executive Officer or the President may be filled by the Chief Executive Officer or the President.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence or disability of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors of the Corporation.

Section 5. Chief Operating Officer. The Chief Operating Officer of the Corporation shall have such responsibilities as may be assigned to him by the Chief Executive Officer of the Corporation.

Section 6. President. The President (if any) shall possess the same power as the Chief Executive Officer to sign all contracts, certificates and other instruments of the Corporation to the extent authorized by the Board of Directors or the Chief Executive Officer. During the absence or disability of the Chief Executive Officer, the President shall exercise all the powers and discharge all the duties of the Chief Executive Officer to the extent authorized to do so by the Board of Directors or the Chief Executive Officer. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws, the Board of Directors or the chief Executive Officer.

Section 7. Vice Presidents. At the request of the President or the Chief Executive Officer or in their absence or in the event of their inability or refusal to act, the Vice President (if any) or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall, to the extent authorized to do so by the President or the Chief Executive Officer, perform the duties of the President or the Chief Executive Officer, as the case may be, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President or the Chief Executive Officer, as the case may be. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or the Chief Executive Officer or in the event of the inability or refusal of the President or the Chief Executive Officer to act, shall perform the duties of the President or the Chief Executive Officer, as the case may be, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President or the Chief Executive Officer, as the case may be.

Section 8. Chief Financial Officer. The Chief Financial Officer shall act in an executive financial capacity. He shall assist the Chief Executive Officer and the President (if any) in the general supervision of the Corporation’s financial policies and affairs.

Section 9. Secretary. The Secretary or, in the event the Board of Directors has not appointed a Secretary, the Officer of the Corporation to whom the Board of Directors shall have assigned the duties described in this Section 8, shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of

Directors, and if there be no Assistant Secretary, then either the Board of Directors, the Chief Executive Officer or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 10. Treasurer. The Treasurer (if any) shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 11. Assistant Vice Presidents. Except as may be otherwise provided in these By-Laws, Assistant Vice Presidents, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

Section 12. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Secretary, if there be one, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of the and be subject to all the restrictions upon the Secretary.

Section 13. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Treasurer, if there be one, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 14. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws, including, without limitation, through a “book-entry” system if so prescribed by the Board. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing, which shall be cancelled before a new certificate shall be issued, with such proof of the authenticity of the signature as the Corporation or its agents may require.

Section 2. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 3. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 4. Shares Without Certificates. The Board of Directors may authorize the issuance of any shares of any of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the stockholder a written statement that includes (1) all of the information required by applicable law on share certificates and (2) any transfer restrictions applicable to the shares.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telecopy, however, in the case of notice by telecopy, such notice shall be deemed given at the time when it is transmitted to the proper number, confirmation received.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. The Corporation shall make such arrangements as are necessary or appropriate to ensure that all dividends payable to holders of Swedish Depositary Receipts of the Corporation (the “Swedish Holders”) are paid in Swedish kronor.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each year.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5. Swedish Depositary Receipts and Swedish Holders of Common Stock. The Corporation shall use reasonable efforts to maintain the listing and index membership of its Swedish Depositary Receipts in Sweden on the Stockholm Stock Exchange to the extent permitted by applicable rules and regulations. The foregoing notwithstanding, the Corporation may resolve to list the shares of its common stock directly on the Stockholm Stock Exchange. The Corporation shall use reasonable efforts to establish arrangements such that the Swedish Holders will have, to the extent permitted by applicable rules and regulations, the opportunity to exercise such rights with respect to the Corporation as would be exercisable by such Swedish Holders if they held shares of common stock of the Corporation directly.

Section 6. Stockholder Communications. All communications to stockholders shall be made available in both the English and Swedish languages, including, without limitation, financial statements and the annual and any semi-annual or quarterly reports of the Corporation.

ARTICLE VIII

INDEMNIFICATION

Section 1. Indemnification of Directors, Officers, Employees and Agents. The Corporation shall provide indemnification as set forth in Article EIGHTH of the Certificate of Incorporation.

ARTICLE IX

AMENDMENTS

Section 1. Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such proposed alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote thereon and voting together as a single class, or by a majority of the Whole Board then in office.

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